As filed with the Securities and Exchange Commission on December 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3096839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3807 West Chester Pike

Newtown Square, Pennsylvania 19073

(Address of principal executive offices, including zip code)

Sunoco Partners LLC Long-Term Incentive Plan

(Amended and Restated as of December 1, 2015)

(Full title of the plan)

Kathleen Shea-Ballay, Esq.

Senior Vice President, General Counsel and Secretary

3807 West Chester Pike

Newtown Square, Pennsylvania 19073

(Name and address of agent for service)

(866) 248-4344

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company.)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Units, representing limited partnership interests	10,000,000	$27.83	$278,300,000	$28,024.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of Common Units (as defined below) registered hereby pursuant to the Sunoco Partners LLC Long-Term Incentive Plan, as amended from time to time (the “LTIP”), is subject to adjustments pursuant to the anti-dilution provisions of the LTIP.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The maximum offering price per unit and the maximum aggregate offering price are based on $27.83, which was the average of the high and low sales prices per unit of the Common Units as reported on the New York Stock Exchange on December 1, 2015.

EXPLANATORY NOTE

Sunoco Logistics Partners L.P. (“Sunoco”) is filing this registration statement pursuant to General Instruction E of Form S-8 (this “Registration Statement”) for the purpose of registering an additional 10,000,000 common units, representing limited partnership interests, of Sunoco (“Common Units”) that may be issued under the LTIP. Except as otherwise set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-96897), filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2002, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Registrant with the SEC, are incorporated herein by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K filed on February 26, 2015 (for the year ended December 31, 2014);

•	The Registrant’s Quarterly Reports on Form 10-Q filed on May 7, 2015 (for the quarter ended March 31, 2015); filed on August 6, 2015 (for the quarter ended June 30, 2015); and filed on November 5, 2015 (for the quarter ended September 30, 2015);

•	The Registrant’s Current Reports on Form 8-K filed on January 28, 2015; February 5, 2015; March 6, 2015; March 16, 2015; March 24, 2015; March 25, 2015; April 29, 2015; May 4, 2015; May 14, 2015; July 23, 2015; September 1, 2015; September 22, 2015; October 15, 2015; October 21, 2015; November 17, 2015 (except with respect to Item 7.01) and December 3, 2015;

•	The description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form 8-A, originally filed with the SEC on January 28, 2002, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The partnership agreement of Sunoco Logistics Partners L.P. provides that the partnership will, to the fullest extent permitted by law but subject to the limitations expressly provided therein, indemnify and hold harmless its general partner, any Departing Partner (as defined therein), any person who is or was an affiliate of its general partner or any Departing Partner, any person who is or was a member, partner, officer, director, fiduciary or trustee of the general partner, any Departing Partner, any Group Member (as defined therein) or any affiliate of the general partner, any Departing Partner or any Group Member, or any person who is or was serving at the request of the general partner or any Departing Partner, or any affiliate of the general partner or any Departing Partner, as an officer, director, member, partner, fiduciary or trustee of another person, or any person that the general partner designates as a Partnership Indemnitee for purposes of the partnership agreement (each, a “Partnership Indemnitee”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Partnership Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Partnership Indemnitee, provided that the Partnership Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Partnership Indemnitee is seeking indemnification, the Partnership Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Partnership Indemnitee’s conduct was unlawful. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a Partnership Indemnitee who is indemnified pursuant to the partnership agreement in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the partnership prior to a determination that the Partnership Indemnitee is not entitled to be indemnified upon receipt by the partnership of any undertaking by or on behalf of the Partnership Indemnitee to repay such amount if it shall be determined that the Partnership Indemnitee is not entitled to be indemnified under the partnership agreement. Any indemnification under these provisions will be only out of the assets of the partnership.

We are authorized to purchase and maintain (or to reimburse our general partner for the costs of) insurance against liabilities that may be asserted against and expenses that may be incurred by our general partner, its affiliates and such other persons as our general partner may determine and described in the paragraphs above in connection with their activities, whether or not we would have the power to indemnify such person against such liabilities under the provisions described in the paragraph above. Our general partner has purchased insurance covering its officers and directors against liabilities that may be asserted and expenses that may be incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown Square in the State of Pennsylvania on December 3, 2015.

SUNOCO LOGISTICS PARTNERS L.P.

By:	SUNOCO PARTNERS LLC
its General Partner

By:	/s/ Kathleen Shea-Ballay
Name:	Kathleen Shea-Ballay
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Michael J. Hennigan and Kathleen Shea-Ballay, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael J. Hennigan Michael J. Hennigan	President, Chief Executive Officer and Director of Sunoco Partners LLC (Principal Executive Officer)	December 3, 2015

/s/ Peter J. Gvazdauskas Peter J. Gvazdauskas	Chief Financial Officer and Treasurer of Sunoco Partners LLC (Principal Financial Officer)	December 3, 2015

/s/ Michael D. Galtman Michael D. Galtman	Controller and Chief Accounting Officer of Sunoco Partners LLC (Principal Accounting Officer)	December 3, 2015

/s/ Marshall S. McCrea, III Marshall S. McCrea, III	Chairman of the Board of Directors of Sunoco Partners LLC	December 3, 2015

/s/ Steven R. Anderson Steven R. Anderson	Director of Sunoco Partners LLC	December 3, 2015

/s/ Scott A. Angelle Scott A. Angelle	Director of Sunoco Partners LLC	December 3, 2015

/s/ Basil Leon Bray Basil Leon Bray	Director of Sunoco Partners LLC	December 3, 2015

/s/ Thomas P. Mason Thomas P. Mason	Director of Sunoco Partners LLC	December 3, 2015

/s/ James R. Perry James R. Perry	Director of Sunoco Partners LLC	December 3, 2015

/s/ Jamie Welch Jamie Welch	Director of Sunoco Partners LLC	December 3, 2015

EXHIBIT INDEX

Exhibit No.		Description

4.1*	—	Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of January 26, 2010 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed January 28, 2010).

4.2*	—	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of July 1, 2011 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed July 5, 2011).

4.3*	—	Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of November 21, 2011 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed November 28, 2011).

4.4*	—	Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of June 12, 2014 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed June 17, 2014).

4.5*	—	Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of July 30, 2014 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed August 4, 2014).

4.6*	—	Amendment No. 5 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of August 28, 2015 (incorporated by reference to Exhibit 3.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed September 1, 2015).

4.7*	—	Amendment No. 6 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of October 8, 2015 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed October 15, 2015).

4.8*	—	Form of certificate representing Common Units of Sunoco Logistics Partners L.P. (filed as Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of January 26, 2010 (incorporated by reference to Exhibit 3.1 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed January 28, 2010)).

4.9*	—	Sunoco Partners LLC Long-Term Incentive Plan, amended and restated as of December 1, 2015 (incorporated by reference to Exhibit A to the Definitive Proxy Statement on Schedule 14A filed by the Partnership on October 21, 2015).

4.10*	—	Fifth Amended and Restated Limited Liability Company Agreement of Sunoco Partners LLC, dated October 31, 2013 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-31219, filed November 1, 2013).

4.11*	—	Indenture, dated as of December 16, 2005, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, Sunoco Partners Marketing & Terminals L.P., as subsidiary guarantor, Sunoco Pipeline L.P., as subsidiary guarantor, and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.4 of Sunoco Logistics Partners L.P.’s Registration Statement on Form S-3, File No. 333-130564, filed on December 21, 2005).

4.11.1*	—	First Supplemental Indenture, dated as of May 8, 2006, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, Sunoco Partners Marketing & Terminals L.P., as subsidiary guarantor, Sunoco Pipeline L.P., as subsidiary guarantor, and Citibank, N.A., as trustee (incorporated by reference to Exhibit 1.3 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed May 8, 2006).

4.11.2*	—	Second Supplemental Indenture, dated as of February 6, 2009, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 1.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed February 6, 2009).

4.11.3*	—	Third Supplemental Indenture, dated as of February 12, 2010, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 1.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed February 12, 2010).

Exhibit No.		Description

4.11.4*	—	Fourth Supplemental Indenture, dated as of February 12, 2010, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 1.3 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed February 12, 2010).

4.11.5*	—	Fifth Supplemental Indenture, dated as of August 2, 2011, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 1.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed August 2, 2011).

4.11.6*	—	Sixth Supplemental Indenture, dated as of August 2, 2011, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 1.3 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed August 2, 2011).

4.11.7*	—	Seventh Supplemental Indenture, dated as of January 1, 2013, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No.1-31219, filed January 10, 2013).

4.11.8*	—	Eighth Supplemental Indenture, dated as of January 1, 2013, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.4 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No.1-31219, filed January 10, 2013).

4.11.9*	—	Ninth Supplemental Indenture, dated as of April 3, 2014, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No.1-31219, filed April 3, 2014).

4.11.10*	—	Tenth Supplemental Indenture, dated as of April 3, 2014, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.4 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No.1-31219, filed April 3, 2014).

4.11.11*	—	Eleventh Supplemental Indenture, dated as of November 17, 2014, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.4 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No. 1-31219, filed November 17, 2014).

4.11.12*	—	Twelfth Supplemental Indenture, dated as of November 17, 2015, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.2 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No.1-31219, filed November 17, 2015).

4.11.13*	—	Thirteenth Supplemental Indenture, dated as of November 17, 2015, by and among Sunoco Logistics Partners Operations L.P., as issuer, Sunoco Logistics Partners L.P., as guarantor, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit 4.4 of Sunoco Logistics Partners L.P.’s Current Report on Form 8-K, File No.1-31219, filed November 17, 2015).

4.12*	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.8 of Sunoco Logistics Partners L.P.’s Registration Statement on Form S-3, File No. 333-103710, filed March 10, 2003).

5.1	—	Opinion of Vinson & Elkins LLP as to the legality of the Common Units being registered.

23.1	—	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	—	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3	—	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1 hereto).

24.1	—	Power of Attorney (included on the signature page hereto).

*	Incorporated herein by reference.